Exhibit 10.1

Amendment to the Joint Venture Agreement

(the translation copy)

This Amendment (“Amendment”) to Joint-Venture Agreement dated 15th November, 2019 (“Agreement”) by and between AIlife International Investment Co., Ltd. (“Party A”), and Cyun-Jhan Enterprise Co., Ltd. (“Party B”) and Jian-Zao International Industrial Co., Ltd. (“Party C”) is made and effective as of the 3rd day of March, 2021 (the “Effective Date”) by and among AIlife and Cyun-Jhan and Jian Zao.

WHEREAS:

A.	Party A, Party B and Party C have entered into the Agreement for the purpose of jointly establish and operate a Taiwanese insurance broker company, which is called Uniwill Insurance Broker Co., Ltd. (hereinafter referred to as “Uniwill”, the “Joint Venture Company” or the “Company”); and

B.	This Amendment is made by mutual consent of the parties to amend the Agreement as set forth hereinafter.

NOW, THEREFORE, for good and sufficient consideration, Party A, Party B and Party C agree as follows:

1.	Article 2.1 of the Agreement shall be amended to read as follows:

The final paid-up capital of the Joint Venture Company will be NT$400 million. The paid-up capital of initial stage will be NT$100 million, Party A shall complete Party A's paid-up capital of NT$100 million within two weeks after signing this Agreement, and perform the Article 1 of this Agreement in accordance with all applicable laws and regulations. This notwithstanding, the Joint Venture Company shall not commence active operations as an insurance broker until it has received all necessary authorizations from its competent regulatory authority. Afterwards, Party A shall make several capital injections according to the operational plan to be submitted by the Labor Party (defined below). On the date hereof, Party A owns 100% of the issued and outstanding common stock of the Joint Venture Company. Party B and Party C shall make the cash contributions required under paragraph 3 of Article 2 of this Agreement and shall work diligently to produce the sales and sales revenues for the Joint Venture Company as specified herein. Unless otherwise stated, Party B and Party C are collectively referred to as the “Labor Party”. The Labor Party shall submit a specific operation plan to Party A listing the funds required for each operational phase of the Joint Venture Company and Party A shall inject the capital set forth herein according to the specific needs of each phase.

Party A shall be required to completely fulfill its NT$400 million paid-in capital obligation of the Joint Venture Company within eight years after signing this Agreement provided that the registered number of sales of the Joint Venture Company exceeds 1,000 and the cumulative revenue of the Joint Venture Company reaches NT$8.7 billion. If the cumulative revenue of the Joint Venture Company does not reach the aforementioned number, Party A shall contribute the same percentage of such NT$400 million obligation in accordance as the actual cumulative revenue of the Joint Venture Company to NT$8.7 billion. Paragraph 5 of Article 10 shall apply if there is a violation of this Article.

2.	Except as expressly stated herein, all other terms, conditions and attachments of the Agreement shall remain in full force and effect.

3.	All initial capitalized terms used in this Amendment shall have the same meaning as set forth in the Agreement unless otherwise provided.

4.	The terms and conditions herein contained constitute the entire agreement between the parties with respect to the subject matter hereof. This Amendment shall be deemed part of the Agreement and is incorporated therein and made a part thereof by this reference, but shall take precedence over and supersede any provisions to the contrary contained in the Agreement.

5.	This Amendment shall be executed in three identical counterparts, each of which shall be an original and all of which shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties, being duly authorized to do so, have executed this Amendment as of the date set forth above.

AIlife International Investment Co., Ltd.

By: Yi-Hsiao Mao

VAT number: ***

Address: 6F., No.311, Sec. 3, Nanjing E. Rd., Songshan Dist., Taipei City 105, Taiwan (R.O.C.)

Cyun-Jhan Enterprise Co., Ltd.

By: Yu-Ting Lin

VAT number: ***

Address: 9F.-8, No. 64, Minzu Rd., Central Dist., Taichung City 400, Taiwan (R.O.C.)

Jian-Zao International Industrial Co., Ltd.

By: Yu-Zhu Zhang

VAT number: ***

Address: 11F.-2, No. 218, Sec. 1, Wenxin Rd., Nantun Dist., Taichung City 408, Taiwan (R.O.C.)